                                                                     Exhibit 3.4


                                                              EXECUTION VERSION.

================================================================================

                      SECOND AMENDED AND RESTATED AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                 ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

================================================================================

                                TABLE OF CONTENTS

ARTICLE I RECITALS AND ORGANIZATIONAL MATTERS..............................    1
   1.1   Formation and Continuation........................................    1
   1.2   Name..............................................................    2
   1.3   Registered Office; Principal Office...............................    2
   1.4   Power of Attorney.................................................    2
   1.5   Term..............................................................    4
   1.6   Possible Restrictions on Transfer.................................    4

ARTICLE II DEFINITIONS.....................................................    4
   "Additional Limited Partner"............................................    4
   "Adjusted Capital Account"..............................................    4
   "Adjusted Property".....................................................    5
   "Affiliate".............................................................    5
   "Agreed Allocation".....................................................    5
   "Agreed Value"..........................................................    5
   "Agreement".............................................................    5
   "Assignee"..............................................................    5
   "Audit Committee".......................................................    5
   "Available Cash"........................................................    5
   "Board of Directors"....................................................    7
   "Book-Tax Disparity"....................................................    7
   "Business Day"..........................................................    7
   "Capital Account".......................................................    7
   "Capital Contribution"..................................................    7
   "Carrying Value"........................................................    7
   "Certificate of Limited Partnership"....................................    7
   "Closing Date"..........................................................    7
   "Code"..................................................................    7
   "Common Unit"...........................................................    7
   "Contributed Property"..................................................    8
   "Contribution Agreement"................................................    8
   "Conveyance Agreement"..................................................    8
   "Curative Allocation"...................................................    8
   "Delaware Act"..........................................................    8
   "Departing Partner".....................................................    8
   "Economic Risk of Loss".................................................    8
   "Event of Withdrawal"...................................................    8
   "General Partner".......................................................    8
   "General Partner Percentage Interest"...................................    8
   "Group Member"..........................................................    8
   "Group Member Agreement"................................................    8
   "Indemnitee"............................................................    9
   "Indemnity Agreement"...................................................    9
   "Initial General Partners"..............................................    9
   "Initial Limited Partners"..............................................    9


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
   "Initial Substituted Limited Partner"...................................    9
   "Limited Partner".......................................................    9
   "Liquidation Date"......................................................    9
   "Liquidator"............................................................    9
   "Merger Agreement"......................................................    9
   "MLP"...................................................................    9
   "MLP Agreement".........................................................    9
   "NBPL Management Committee".............................................   10
   "Net Agreed Value"......................................................   10
   "Net Income"............................................................   10
   "Net Loss"..............................................................   10
   "Net Termination Gain"..................................................   10
   "Net Termination Loss"..................................................   11
   "Nonrecourse Built-in Gain".............................................   11
   "Nonrecourse Deductions"................................................   11
   "Nonrecourse Liability".................................................   11
   "Northern Border Pipeline"..............................................   11
   "Northern Border Pipeline Partnership Agreement"........................   11
   "NPNG"..................................................................   11
   "NWBPC".................................................................   11
   "ONEOK".................................................................   11
   "OPGP"..................................................................   11
   "Opinion of Counsel"....................................................   12
   "Organizational Limited Partner"........................................   12
   "Partner Nonrecourse Debt"..............................................   12
   "Partner Nonrecourse Debt Minimum Gain".................................   12
   "Partner Nonrecourse Deductions"........................................   12
   "Partners"..............................................................   12
   "Partnership"...........................................................   12
   "Partnership Group".....................................................   12
   "Partnership Interest"..................................................   12
   "Partnership Minimum Gain"..............................................   12
   "Partnership Policy Committee"..........................................   12
   "PBGC"..................................................................   12
   "Percentage Interest"...................................................   12
   "Person"................................................................   13
   "Prior Agreement".......................................................   13
   "Recapture Income"......................................................   13
   "Registration Statement"................................................   13
   "Required Allocations"..................................................   13
   "Residual Gain" or "Residual Loss"......................................   13
   "Securities Act"........................................................   13
   "Services Agreement"....................................................   13
   "Special Approval"......................................................   13
   "Subsidiary"............................................................   13
   "Substituted Limited Partner"...........................................   14

   "Surviving Business Entity".............................................   14
   "Termination Capital Transactions"......................................   14
   "Unrealized Gain".......................................................   14
   "Unrealized Loss".......................................................   14
   "Withdrawal Opinion of Counsel".........................................   14
   "Working Capital Borrowings"............................................   14

ARTICLE III PURPOSE........................................................   14
   3.1   Purpose and Business..............................................   14
   3.2   Powers............................................................   15

ARTICLE IV CAPITAL CONTRIBUTIONS...........................................   15
   4.1   Prior Contributions...............................................   15
   4.2   Additional Capital Contributions..................................   15
   4.3   No Preemptive Rights..............................................   16
   4.4   Capital Accounts..................................................   16
   4.5   Interest..........................................................   18
   4.6   No Withdrawal.....................................................   18
   4.7   Loans from Partners...............................................   18

ARTICLE V ALLOCATIONS AND DISTRIBUTIONS....................................   18
   5.1   Allocations for Capital Account Purposes..........................   18
   5.2   Allocations for Tax Purposes......................................   22
   5.3   Requirement and Characterization of Distributions.................   24

ARTICLE VI MANAGEMENT AND OPERATION OF BUSINESS............................   25
   6.1   Management........................................................   25
   6.2   Certificate of Limited Partnership................................   27
   6.3   Restrictions on the General Partner's Authority...................   27
   6.4   Reimbursement of the General Partner..............................   28
   6.5   Outside Activities................................................   28
   6.6   Loans to and from the General Partner; Loans or Contributions from
         the Partnership or Group Members..................................   29
   6.7   Indemnification...................................................   31
   6.8   Liability of Indemnitees..........................................   32
   6.9   Resolution of Conflicts of Interest; Standards of Conduct and
         Modification of Duties............................................   33
   6.10  Other Matters Concerning the General Partner......................   35
   6.11  Title to Partnership Assets.......................................   36
   6.12  -Reliance by Third Parties........................................   36

ARTICLE VII RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.....................   37
   7.1   Limitation of Liability...........................................   37
   7.2   Management of Business............................................   37
   7.3   Return of Capital.................................................   37
   7.4   Rights of Limited Partners Relating to the Partnership............   37

ARTICLE VIII BOOKS, RECORDS, ACCOUNTING AND REPORTS........................   38
   8.1   Records and Accounting............................................   38
   8.2   Fiscal Year.......................................................   38

ARTICLE IX TAX MATTERS.....................................................   38
   9.1   Preparation of Tax Returns........................................   38
   9.2   Tax Elections.....................................................   38
   9.3   Tax Controversies.................................................   39
   9.4   Withholding.......................................................   39
   9.5   Opinions of Counsel...............................................   39

ARTICLE X TRANSFER OF INTERESTS............................................   39
   10.1  Transfer..........................................................   39
   10.2  Transfer of a General Partner's Percentage Interest...............   40
   10.3  Transfer of the Limited Partner's Partnership Interest............   40

ARTICLE XI ADMISSION OF PARTNERS...........................................   40
   11.1  Admission of Substituted Limited Partner..........................   40
   11.2  Admission of Successor General Partner............................   40
   11.3  Admission of Additional Limited Partners..........................   41
   11.4  Amendment of Agreement and Certificate of Limited Partnership.....   41

ARTICLE XII WITHDRAWAL OR REMOVAL OF PARTNERS..............................   41
   12.1  Withdrawal of the General Partner.................................   41
   12.2  Removal of the General Partner....................................   42
   12.3  Interest of Departing Partner and Successor General Partner.......   43
   12.4  Reimbursement of Departing Partner................................   43
   12.5  Withdrawal of the Limited Partner.................................   43

ARTICLE XIII DISSOLUTION AND LIQUIDATION...................................   43
   13.1  Dissolution.......................................................   43
   13.2  Continuation of the Business of the Partnership after
         Dissolution.......................................................   44
   13.3  Liquidation.......................................................   44
   13.4  Distributions In Kind.............................................   45
   13.5  Cancellation of Certificate of Limited Partnership................   46
   13.6  Reasonable Time for Winding Up....................................   46
   13.7  Return of Capital.................................................   46
   13.8  No Capital Account Restoration....................................   46
   13.9  Waiver of Partition...............................................   46

ARTICLE XIV AMENDMENT OF PARTNERSHIP AGREEMENT.............................   46
   14.1  Amendment to be Adopted Solely by General Partner.................   46
   14.2  Amendment Procedures..............................................   47

ARTICLE XV MERGER..........................................................   47
   15.1  Authority.........................................................   47
   15.2  Procedure for Merger or Consolidation.............................   48

   15.3  Approval by Limited Partners of Merger or Consolidation...........   48
   15.4  Certificate of Merger.............................................   49
   15.5  Effect of Merger..................................................   49

ARTICLE XVI GENERAL PROVISIONS.............................................   49
   16.1  Addresses and Notices.............................................   49
   16.2  References........................................................   50
   16.3  Pronouns and Plurals..............................................   50
   16.4  Further Action....................................................   50
   16.5  Binding Effect....................................................   50
   16.6  Integration.......................................................   50
   16.7  Creditors.........................................................   50
   16.8  Waiver............................................................   50
   16.9  Counterparts......................................................   50
   16.10 Applicable Law....................................................   50
   16.11 Invalidity of Provisions..........................................   50

                                                               EXECUTION VERSION

                           SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                 ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP, dated as of May 17, 2006, is entered into by and between ONEOK Partners GP, L.L.C., a Delaware limited liability company formerly known as Northern Plains Natural Gas Company, LLC ("General Partner"), and ONEOK Partners, L.P., a Delaware limited partnership (the "MLP"), as the Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. Capitalized terms used herein have the meanings assigned to such terms in Article II. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                       RECITALS AND ORGANIZATIONAL MATTERS

     1.1 FORMATION AND CONTINUATION. (a) The Initial General Partners and the Organizational Limited Partner previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. As set forth below, the General Partner and the MLP, as the sole Limited Partner, are currently the only Partners of the Partnership. Before giving effect to this Agreement, the Partnership's agreement of limited partnership has been the Prior Agreement. The General Partner and the Limited Partner hereby amend and restate the Prior Agreement in its entirety and hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

     (b) In connection with the formation of the Partnership, NPNG, PBGC and NWBPC had each been admitted as a general partner of the Partnership and the Organizational Limited Partner has been admitted as a limited partner of the Partnership. As of the Closing Date, the limited partner interest in the Partnership of the Organizational Limited Partner was terminated and the Organizational Limited Partner withdrew as a Limited Partner of the Partnership.

     (c) The Partnership formally commenced operations in connection with the closing of MLP's initial public offering on October 1, 1993 (the "Closing Date").

     (d) When the Partnership commenced operations, its only operating asset consisted of its 70% ownership interest in Northern Border Pipeline.

     (e) Since the Closing Date, the Partnership continued to own an interest in Northern Border Pipeline, but also substantially expanded its operations by acquiring and developing additional direct or indirect ownership interests in other interstate and intrastate natural gas pipeline systems, gathering and processing systems, storage systems and other assets.

     (f) Since the Closing Date, the Amended and Restated Agreement of Limited Partnership of Northern Border Intermediate Limited Partnership, dated as of October 1, 1993 (the "Prior Agreement"), has continued as the limited partnership agreement of the Partnership.

     (g) ONEOK, Inc., an Oklahoma corporation ("ONEOK"), succeeded to ownership of the member interests of NPNG and PBGC, which entities were two of the Initial General Partners of the Partnership.

     (h) Effective as of April 6, 2006, NPNG acquired the capital stock of NWBPC, a wholly-owned direct or indirect subsidiary of TransCanada Pipelines Limited that was an Initial General Partner of the Partnership, and as a result of that acquisition and subsequent transfers by NWBPC and PBGC, NPNG became the sole owner of the General Partner Percentage Interest in the Partnership.

     (i) Effective May 15, 2006, NPNG changed its name to ONEOK Partners GP, L.L.C.

     (j) The General Partner and the Limited Partner have determined that it is appropriate to amend and restate the limited partnership agreement of the Partnership for the purposes, among other things, of the following: (i) to reflect the transfer of the management authority presently vested in, and the management functions previously conducted by, the Partnership Policy Committee to the General Partner; (ii) to address the expanded scope of Partnership operations; and (iii) to eliminate provisions of the Prior Agreement that have become obsolete.

     1.2 NAME. The name of the Partnership shall be, and the business of the Partnership shall continue to be conducted under the name of, "ONEOK Partners Intermediate Limited Partnership." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to Limited Partners.

     1.3 REGISTERED OFFICE; PRINCIPAL OFFICE. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, New Castle County, Wilmington, Delaware 19808 and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be located at 100 W. 5th Street, Suite 1831, Tulsa, Oklahoma 74103-4298, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate.

     1.4 POWER OF ATTORNEY. (a) Each Limited Partner hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 13.3, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article X, XI, XII or XIII or the Capital Contribution of any Partner; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Interests; and (F) all certificates, documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XV; and

          (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when the consent or approval of the Limited Partners is required by any provision of this Agreement, the General Partner or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary consent or approval of the Limited Partners is obtained.

Nothing contained in this Section 1.4(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIV or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of a Limited Partner and the transfer of all or any portion of such Limited Partner's Partnership Interest and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives. Each

Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each Limited Partner hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

     1.5 TERM. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2083, or until the earlier termination of the Partnership in accordance with the provisions of
Article XIII.

     1.6 POSSIBLE RESTRICTIONS ON TRANSFER. Notwithstanding anything to the contrary contained in this Agreement, in the event of (a) the enactment (or imminent enactment) of any legislation, (b) the publication of any temporary or final regulation by the Treasury Department, (c) any ruling by the Internal Revenue Service or (d) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership or Northern Border Pipeline as an association taxable as a corporation or would otherwise result in the Partnership or Northern Border Pipeline being taxed as an entity for federal income tax purposes, then, the General Partner may impose such restrictions on the transfer of Partnership Interests as may be required, in the Opinion of Counsel, to prevent the Partnership or Northern Border Pipeline from being taxed as an association taxable as a corporation or otherwise as an entity for federal income tax purposes, including, without limitation, making such amendments to this Agreement as the General Partner in its sole discretion may determine to be necessary or appropriate to impose such restrictions.

                                   ARTICLE II
                                   DEFINITIONS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

          "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 11.3 and who is shown as such on the books and records of the Partnership.

          "ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation
     Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(d)(i) or 5.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "ADJUSTED PROPERTY" means any property the Carrying Value of which has been adjusted pursuant to Section 4.4(d)(i) or 4.4(d)(ii).

          "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "AGREED ALLOCATION" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

          "AGREED VALUE" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner. The General Partner shall use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

          "AGREEMENT" means this Second Amended and Restated Agreement of Limited Partnership of Northern Border Intermediate Limited Partnership, as it may be amended, supplemented or restated from time to time.

          "ASSIGNEE" means a Person to whom one or more Limited Partner Partnership Interests have been transferred, but who has not been admitted as a Substituted Limited Partner in respect of such Partnership Interests.

          "AUDIT COMMITTEE" means a committee of the Board of Directors consisting of three or more members of the Board of Directors appointed by such board who are neither officers nor employees of the General Partner or any of its Affiliates, and the same persons who serve as the Audit Committee under the MLP Agreement may serve as the Audit Committee under this Agreement.

          "AVAILABLE CASH" means, with respect to any calendar quarter and without duplication:

               (a) the sum of:

                    (i) all cash receipts of the Partnership Group (or the
               Partnership's proportional part of cash and cash equivalents in the care of Subsidiaries that are not wholly-owned) on hand at the end of such calendar quarter; and

                    (ii) all additional cash and cash equivalents of the
               Partnership Group (or the Partnership's proportional part of cash and cash equivalents in the case of Subsidiaries that are not wholly-owned) on hand on the date of determination of Available Cash with respect to such calendar quarter resulting from Working Capital Borrowings made subsequent to the end of such calendar quarter;

               (b) less the sum of:

                    (i) all cash disbursements of the Partnership during such
               quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), capital expenditures and contributions, if any, to Northern Border Pipeline or any member of the Partnership Group (but excluding all cash distributions to Partners and any cash disbursements with respect to which, and to the extent that, a reserve was established in a prior quarter); and

                    (ii) any reserves established with respect to such quarter, and any increase in reserves established with respect to prior quarters, in such amounts as the General Partner determines in its reasonable discretion to be necessary or appropriate (x) to provide for the proper conduct of the business of the Partnership (including, without limitation, reserves for future capital expenditures or capital contributions to Northern Border Pipeline or any member of the Partnership Group) or (y) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject.

     Notwithstanding the foregoing, "Available Cash" with respect to any calendar quarter (A) shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after the Liquidation Date and (B) shall include any distributions of cash (to the extent such distributions are attributable to transactions and operations during the quarter in respect of which the determination is then being made) received by the Partnership in respect of its interest in Northern Border Pipeline or any other Group Member after the end of such quarter but on or before the date on which the Partnership makes its distribution of Available Cash in respect of such quarter pursuant to Section 5.3.

          "BOARD OF DIRECTORS" means the board of managers or directors of the General Partner, or similar governing body, however designated.

          "BOOK-TAX DISPARITY" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.4 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

          "BUSINESS DAY" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the states of New York or Texas shall not be regarded as a Business Day.

          "CAPITAL ACCOUNT" means the capital account maintained for a Partner pursuant to Section 4.4.

          "CAPITAL CONTRIBUTION" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership.

          "CARRYING VALUE" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.4(d)(i) and 4.4(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

          "CERTIFICATE OF LIMITED PARTNERSHIP" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2, as such Certificate of Limited Partnership has been amended on February 27, 2001, May 20, 2003 and December 13, 2004 and it may be further amended, supplemented or restated from time to time.

          "CLOSING DATE" means October 1, 1993.

          "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "COMMON UNIT" has the meaning assigned to such term in the MLP Agreement.

          "CONTRIBUTED PROPERTY" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.4(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

          "CONTRIBUTION AGREEMENT" means the Contribution, Conveyance and Assumption Agreement, dated as of October 1, 1993, among the Partnership, the MLP, NPNG, PBGC and NWBPC.

          "CONVEYANCE AGREEMENT" has the meaning assigned to such term in the MLP Agreement.

          "CURATIVE ALLOCATION" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(ix).

          "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

          "DEPARTING PARTNER" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 12.1 or 12.2.

          "ECONOMIC RISK OF LOSS" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

          "EVENT OF WITHDRAWAL" has the meaning assigned to such term in Section 12.1(a).

          "GENERAL PARTNER" means ONEOK Partners GP, L.L.C. (formerly NPNG), and any Person or Persons that are approved as successor General Partners pursuant to Section 12.1 or 12.2 and, in either case, are admitted to the Partnership as a general partner in accordance with the terms of Section 11.2.

          "GENERAL PARTNER PERCENTAGE INTEREST" means 1.0101%.

          "GROUP MEMBER" means a member of the Partnership Group.

          "GROUP MEMBER AGREEMENT" means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

          "INDEMNITEE" means any General Partner, any member of the Board of Directors or any committee thereof (including, without limitation, the Audit Committee), any Departing Partner, any Person who is or was an Affiliate of any General Partner or any Departing Partner, any Person who is or was an officer, director, employee, partner, agent or trustee of any General Partner, the Partnership or any Departing Partner or any such Affiliate, any representative of the Partnership on the NBPL Management Committee, or any Person who is or was serving at the request of any General Partner, the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent or trustee of another Person.

          "INDEMNITY AGREEMENT" means the Indemnity Agreement dated as of September 23, 1993 among NPNG, PBGC and NWBPC.

          "INITIAL GENERAL PARTNERS" means NPNG, PBGC and NWBPC, each in its capacity as a prior general partner of the Partnership.

          "INITIAL LIMITED PARTNERS" means NPNG, PBGC and NWBPC, from and after their admission to the Partnership as Limited Partners and prior to their withdrawal as Limited Partners of the Partnership.

          "INITIAL SUBSTITUTED LIMITED PARTNER" means the MLP, following its admission to the Partnership as a limited partner in October 1993 in accordance with Section 11.1.

          "LIMITED PARTNER" means, as applicable, the Organizational Limited Partner, each Initial Limited Partner, the Initial Substituted Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 12.3.

          "LIQUIDATION DATE" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and
     (b) of the first sentence of Section 13.2, the date on which the applicable time period during which the Partners have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

          "LIQUIDATOR" means the General Partner or other Person approved pursuant to Section 13.3 who performs the functions described therein.

          "MERGER AGREEMENT" has the meaning assigned to such term in Section 15.1.

          "MLP" means ONEOK Partners, L.P., a Delaware limited partnership.

          "MLP AGREEMENT" means the Second Amended and Restated Agreement of Limited Partnership of ONEOK Partners, L.P., as it may further be amended, supplemented or restated from time to time.

          "NBPL MANAGEMENT COMMITTEE" means the management committee responsible for management of the business and affairs of Northern Border Pipeline pursuant to the terms of the Northern Border Pipeline Partnership Agreement.

          "NET AGREED VALUE" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 4.4(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

          "NET INCOME" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.4(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

          "NET LOSS" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.4(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Income, or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

          "NET TERMINATION GAIN" means, for any taxable period, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through Northern Border Pipeline) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.4(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of income, gain or loss that has been included in the initial computation of Net Termination Gain is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

          "NET TERMINATION LOSS" means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through Northern Border Pipeline) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 4.4(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of gain or loss that has been included in the initial computation of Net Termination Loss is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

          "NONRECOURSE BUILT-IN GAIN" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iv) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

          "NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditures (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation
     Section 1.704-2(b), are attributable to a Nonrecourse Liability.

          "NONRECOURSE LIABILITY" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

          "NORTHERN BORDER PIPELINE" means Northern Border Pipeline Company, a Texas general partnership, of which the Partnership and TC PipeLines Intermediate Limited Partnership are the partners.

          "NORTHERN BORDER PIPELINE PARTNERSHIP AGREEMENT" means that certain First Amended and Restated General Partnership Agreement of Northern Border Pipeline Company dated effective as of April 6, 2006, between the Partnership and TC PipeLines Intermediate Limited Partnership, as amended and supplemented.

          "NPNG" means Northern Plains Natural Gas Company, a Delaware corporation, and its successor by conversion, Northern Plains Natural Gas Company LLC, a Delaware limited liability company (now known as ONEOK Partners GP, L.L.C.).

          "NWBPC" means Northwest Border Pipeline Company, a Delaware corporation.

          "ONEOK" has the meaning assigned to such term in Section 1.1(g) of this Agreement.

          "OPGP" means ONEOK Partners GP, L.L.C., a Delaware limited liability company (formerly named Northern Plains Natural Gas Company).

          "OPINION OF COUNSEL" means a written opinion of counsel (who may be regular counsel to the General Partner, its Affiliates or the Partnership) acceptable to the General Partner.

          "ORGANIZATIONAL LIMITED PARTNER" means NWBPC, in its capacity as the organizational limited partner of the Partnership pursuant to the Prior Agreement, its being recognized that NPNG was such organizational limited partner at the time of the original Agreement of Limited Partnership of this Partnership but previously had transferred its rights in such capacity to NWBPC.

          "PARTNER NONRECOURSE DEBT" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

          "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

          "PARTNER NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

          "PARTNERS" means the General Partner and the Limited Partners, together with any future Partners admitted as general partners or limited partners.

          "PARTNERSHIP" means the limited partnership heretofore formed and continued pursuant to this Agreement.

          "PARTNERSHIP GROUP" means the Partnership and its Subsidiaries treated as a single consolidated entity.

          "PARTNERSHIP INTEREST" means the interest of a Partner in the Partnership.

          "PARTNERSHIP MINIMUM GAIN" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

          "PARTNERSHIP POLICY COMMITTEE" means the committee formerly consisting of three (3) persons, one of whom was appointed by each of NPNG, PBGC and NWBPC, which was established pursuant to, and had the rights, powers and obligations specified in, Section 6.1 of the Prior Agreement.

          "PBGC" means Pan Border Gas Company, a Delaware corporation, and its successor by conversion, Pan Border Gas Company LLC, a Delaware limited liability company.

          "PERCENTAGE INTEREST" means, as of the date of determination, (a) as to the General Partner, its General Partner Percentage Interest, (b) as to a Limited Partner, 98.9899% multiplied by a fraction equal to the portion of the Partnership Interests of all Limited Partners represented by the Partnership Interests of such Limited Partner.

          "PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

          "PRIOR AGREEMENT" has the meaning assigned to such term in Section 1.1(f) of the Agreement.

          "RECAPTURE INCOME" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

          "REGISTRATION STATEMENT" means the Registration Statement on Form S-1 (Registration No. 33-66158), as it has been or as it may be amended or supplemented from time to time, filed by the MLP with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

          "REQUIRED ALLOCATIONS" means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to
     (a) Section 5.1(b)(i) or (b) Sections 5.1(d)(i)-(vi) and (viii), such allocations (or limitations thereon) being directly or indirectly required by the Treasury regulations promulgated under Section 704(b) of the Code.

          "RESIDUAL GAIN" OR "RESIDUAL LOSS" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

          "SERVICES AGREEMENT" means that certain Services Agreement, dated April 6, 2006 among ONEOK, OPGP, NBP Services, LLC, a Delaware limited liability company, the Partnership and MLP.

          "SPECIAL APPROVAL" means approval by the Conflicts Committee of OPGP, as further defined in the MLP Agreement.

          "SUBSIDIARY" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

          "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.1 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

          "SURVIVING BUSINESS ENTITY" has the meaning assigned to such term in
     Section 15.2(b).

          "TERMINATION CAPITAL TRANSACTIONS" means any sale, transfer or other disposition of property of the Partnership occurring upon or incident to the liquidation and winding up of the Partnership Group pursuant to Article XIII.

          "UNREALIZED GAIN" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 4.4(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.4(d) as of such date).

          "UNREALIZED LOSS" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.4(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 4.4(d)).

          "WITHDRAWAL OPINION OF COUNSEL" means an Opinion of Counsel to the effect that the withdrawal of the General Partner, in connection with the admission of a successor General Partner, would not result in the loss of the limited liability of any Limited Partner or of the limited partners of the MLP, or cause the Partnership, the MLP, any other Group Member or Northern Border Pipeline to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes to the extent not already so treated or taxed.

          "WORKING CAPITAL BORROWINGS" has the meaning set forth in the MLP Agreement.

                                  ARTICLE III
                                     PURPOSE

     3.1 PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Partnership shall be (a) to engage directly in, or to enter into or form, hold and dispose of any ownership interests in any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activities that relate or pertain to the business of gathering, transporting by pipeline, railcar, marine vessel or other form of transportation, processing or storing natural gas (either in gaseous or liquid form), crude oil, refined petroleum products, liquefied petroleum gases, coal slurry or similar activities, that is approved by the General Partner, and in any event to conduct, directly or indirectly, any business activities that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act, (b) to serve as a general partner in Northern Border Pipeline and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as a general partner in Northern Border Pipeline or otherwise and (c) to do anything necessary or appropriate to the foregoing, including, without limitation, the making of capital contributions or loans to Northern Border Pipeline (including, without limitation, those contributions or loans that may be required in connection with its involvement in the activities referred to in clause (b) of this sentence) and to Subsidiaries or joint ventures. The General Partner has no obligation or duty to the Partnership or the Limited Partners to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership of any business.

     3.2 POWERS. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in
Section 3.1 and for the protection and benefit of the Partnership.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

     4.1 PRIOR CONTRIBUTIONS. On the Closing Date, pursuant to the Conveyance Agreement (a) the Initial General Partners contributed, transferred, assigned and delivered to the Partnership, as a Capital Contribution, a general partner interest in Northern Border Pipeline representing, in the aggregate, a 70% Partner's Percentage (which term, for purposes of this Section 4.1, shall have the meaning assigned to it in the Northern Border Pipeline Partnership Agreement) in Northern Border Pipeline in exchange for a limited partner interest in the Partnership representing, in the aggregate, a 98.9899% Percentage Interest in the Partnership and the continuation of their general partner interests in the Partnership and (b) the Initial General Partners contributed and transferred such aggregate 98.98999% Percentage Interest in the Partnership to the MLP in exchange for continuation of such Initial General Partners' percentage interests as general partners of the MLP. Since the Closing Date, the Partners' Capital Accounts have been adjusted pursuant to Section 4.4.

     4.2 ADDITIONAL CAPITAL CONTRIBUTIONS. With the consent of the General Partner, a Limited Partner, may, but shall not be obligated to, make additional Capital Contributions to the Partnership. Contemporaneously with the making of any such additional Capital Contributions by a Limited Partner, the General Partner shall be obligated to make additional Capital Contributions to the Partnership such that the General Partner shall at all times, in the aggregate, have at least a 1.0101% General Partner Percentage Interest. Except as set forth in the immediately preceding sentence, the General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

     4.3 NO PREEMPTIVE RIGHTS. Except as provided in Section 4.2, no Person shall have any preemptive, preferential or other similar right with respect to
(a) additional Capital Contributions; (b) issuance or sale of any class or series of Partnership Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Partnership Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Partnership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

     4.4 CAPITAL ACCOUNTS. (a) The Partnership shall maintain for each Partner owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.4(b) and allocated with respect to such Partnership Interest pursuant to
Section 5.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest and (y) all items of Partnership deduction and loss computed in accordance with Section 4.4(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1.

     (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

          (i) Solely for purposes of this Section 4.4, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement or the Northern Border Pipeline Partnership Agreement) of all property owned by any other Group Member that is classified as a partnership for federal income tax purposes or Northern Border Pipeline.

          (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.

          (iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

          (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as ii the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

          (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.4(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

          (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to
     Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section
     5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

     (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

     (d) (i) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership

     (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

          (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.1. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.1(c); provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall in the case of a liquidating distribution pursuant to Section 13.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

     4.5 INTEREST. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

     4.6 NO WITHDRAWAL. No Partner shall be entitled to withdraw any part of his Capital Contributions or its Capital Account or to receive any distribution from the Partnership, except as provided in Section 7.3 and Articles V and XIII.

     4.7 LOANS FROM PARTNERS. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

     5.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.4(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided hereinbelow.

     (a) Net Income. After giving effect to the special allocations set forth in
Section 5.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

          (i) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 5.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 5.1(b)(ii) for all previous taxable years;

          (ii) Second, the balance, if any, 100% to the General Partner and the Limited Partners in the same proportion as Net Losses were allocated pursuant to Section 5.1(b)(i) and thereafter in accordance with their respective Percentage Interests.

     (b) Net Losses. After giving effect to the special allocations set forth in
Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

          (i) First, 100% to the General Partner and the Limited Partners in proportion to, and to the extent of, the positive balances in their respective Adjusted Capital Accounts; and

          (ii) Second, the balance, if any, 100% to the General Partner.

     (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 5.1(d), all items of income gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section
5.1 and after all distributions of Available Cash provided under Section 5.3 have been made with respect to the taxable period ending on the date of the Partnership's liquidation pursuant to Section 13.3.

          (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 4.4(d)), such Net Termination Gain shall be allocated between the Partners in the following manner (and the Adjusted Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

               (A) First to each Partner having a deficit balance in its Adjusted Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Adjusted Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account; and

               (B) Second, 100% to the General Partner and the Limited Partners in accordance with their respective Percentage Interests.

          (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.4(d)), such Net Termination Loss shall be allocated to the Partners in the following manner:

               (A) First, 100% to the General Partner and the Limited Partners in proportion to, and to the extent of, the positive balances in their respective Adjusted Capital Accounts; and

               (B) Second, the balance, if any, 100% to the General Partner.

     (d) Special Allocations. Notwithstanding any other provision of this
Section 5.1, the following special allocations shall be made for such taxable period:

          (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 5.1(d)(v) and 5.1(d)(vi)). This Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

          (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
     Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d), other than Section 5.1(d)(i) and other than an allocation pursuant to Sections 5.1(d)(v) and 5.1(d)(vi), with respect to such taxable period. This Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation
     Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 5.1(d)(i) or (ii).

          (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(d)(iv) were not in this Agreement.

          (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

          (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

          (vii) Nonrecourse Liabilities. For purposes of Treasury Regulation
     Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

          (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury regulations.

          (ix) Curative Allocation.

               (A) Notwithstanding any other provision of this Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 5.1(d)(ix)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1(d)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

               (B) The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 5.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

     5.2 ALLOCATIONS FOR TAX PURPOSES. (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1.

     (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

          (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under
     Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in

     Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

          (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.4(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A); and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as Its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

          (iii) Except as otherwise provided in Section 5.2(b)(iv), all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

          (iv) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B), 5.2(b)(ii)(B) or 5.2(b)(iii) shall be subject to allocation by the General Partner in a manner designed to eliminate, to the maximum extent possible, Book Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A). The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

     (c) For the proper administration of the Partnership and for the preservation of uniformity of any class or classes of Partnership Interests, the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury regulations under Section 704(b) or
Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of any class or classes of Partnership Interests. The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Partnership Interests or the Partnership, and if such allocations are consistent with the principles of
Section 704 of the Code.

     (d) The General Partner in its sole discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-1(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Partnership Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as it they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any class or classes of Partnership Interests that would not have a material adverse effect on the Limited Partners or the holders of any class or classes of Partnership Interests.

     (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

     (g) The General Partner may adopt such methods of allocation of income, gain, loss or deduction between a transferor and a transferee of a Partnership Interest as it determines necessary, to the extent permitted or required by
Section 706 of the Code and the regulations or rulings promulgated thereunder.

     5.3 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS. (a) Within 45 days following the end of each calendar quarter an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed in accordance with this Article V by the Partnership to the Partners in accordance with their respective Percentage Interests. The immediately preceding sentence shall not require any distribution of cash if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject.

     (b) Notwithstanding the definition of Available Cash contained herein, disbursements (including, without limitation, contributions to Northern Border Pipeline or disbursements on behalf of Northern Border Pipeline) made or reserves established after the end of any quarter shall be deemed to have been made or established, for purposes of determining Available Cash, within such quarter if the General Partner so determines. Notwithstanding the foregoing, in the event of the dissolution and liquidation of the Partnership, all proceeds of such liquidation shall be applied and distributed in accordance with, and subject to the terms and conditions of, Section 13.4.

                                   ARTICLE VI
                      MANAGEMENT AND OPERATION OF BUSINESS

     6.1 MANAGEMENT.

     (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 6.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in
Section 3.2 and to effectuate the purposes set forth in Section 3.1, including the following:

          (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into, equity securities of the Partnership, and the incurring of any other obligations;

          (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being, subject, however, to any prior approval that may be required by Section 6.3 and Article XV);

          (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 6.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

          (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than their interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

          (vi) the distribution of Partnership cash;

          (vii) the selection and dismissal of employees (including employees having titles such as "president," "chief executive officer," "vice president," "chief financial officer," "chief accounting officer," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

          (viii) the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

          (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 3.1;

          (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

          (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (xii) the purchase, sale or other acquisition or disposition of Partnership securities, or the issuance of options, rights, warrants and appreciation rights relating to Partnership securities;

          (xiii) the undertaking of any action in connection with the Partnership's participation in any Group Member; and

          (xiv) the entering into of agreements with any of its Affiliates to render services to the MLP, a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

     (b) Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, and the engaging by any Affiliate of the General Partner in the transportation, gathering, marketing, storage, treatment or processing of natural gas or other hydrocarbons and related activities, including, without limitation, the expansion of existing facilities owned or operated by such Affiliate, the acquisition of additional facilities or the construction of new facilities, even if such activities are in direct competition with the business and activities of the Partnership, any other Group Member or Northern Border Pipeline; (ii) agrees that the General Partner (on its own or through any authorized officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause
(i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated therein on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership securities; (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement, or the engaging by any Affiliate of the General Partner in any of the activities specified in clause (i) above, even if such activities are in direct competition with the business and activities of the Partnership or any other Group Member, shall not constitute a breach by the General Partner, any officers of the General Partner or any such Affiliate of any duty that any such Person may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity; and (iv) agrees that the Partnership and its designated representative on the NBPL Management Committee shall not be in breach of any standard of care or duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation with respect to the voting of the interest of the Partnership on the NBPL Management Committee if such designated representative acted in good faith and in a manner reasonably believed by such person to be in, or not inconsistent with, the best interests of the Partnership.

     6.2 CERTIFICATE OF LIMITED PARTNERSHIP. The Certificate of Limited Partnership has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

     6.3 RESTRICTIONS ON THE GENERAL PARTNER'S AUTHORITY.

     (a) Except as provided in Articles XIII and XV, the General Partner may not, without the prior approval of the Limited Partner, sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership's assets and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

     (b) Unless approved by the Limited Partners, the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership or Northern Border Pipeline to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; provided that this Section 6.3(b) shall not be construed to apply to amendments to this Agreement (which are governed by Article XIV) or mergers or consolidations of the Partnership with any Person (which are governed by Article
XV) or of Northern Border Pipeline with any Person (which are governed by the provisions of the Northern Border Pipeline Company Partnership Agreement).

     6.4 REIMBURSEMENT OF THE GENERAL PARTNER.

     (a) Except as provided in this Section 6.4 and elsewhere in this Agreement or any Group Member Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership or of any Group Member.

     (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group and including overhead allocated to the Partnership by any Affiliate of the General Partner), and (ii) all other necessary or appropriate expenses allocable to the Partnership Group or otherwise reasonably incurred by such Person in connection with operating the Partnership Group's business (including expenses allocated to such Person by its Affiliates); provided, however, that ONEOK and its Affiliates, including OPGP, shall not be reimbursed hereunder for any amounts that are duplicative of amounts paid by any member of the Partnership Group (A) to ONEOK pursuant to the Services Agreement and (B) to OPGP (i) by Northern Border Pipeline under its Operating Agreement with Northern Border Pipeline dated February 28, 1990, as amended; (ii) by Midwestern Gas Transmission Company under its Operating Agreement dated May 1, 2001; (iii) by Viking Gas Transmission Company under its Operating Agreement dated January 17, 2003; and (iv) by Guardian Pipeline, LLC under its Amended and Restated Operating Agreement dated May 1, 2006. The General Partner shall determine the fees and expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 6.4 shall be in addition to any reimbursement to such Person as a result of indemnification pursuant to Section 6.7.

     6.5 OUTSIDE ACTIVITIES.

     (a) The General Partner, for so long as it is a general partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner, managing member or operator, if any, of one or more Group Members or Northern Border Pipeline or as described in or contemplated by the Registration Statement, (B) the acquiring, owning or disposing of debt or equity securities in any Group Member (except that, notwithstanding the foregoing, employees of each General Partner may perform services for Affiliates of the General Partner) and (C) any business, debts or liabilities permitted of a general partner of Northern Border Pipeline pursuant to the terms of the Northern Border Pipeline Partnership Agreement.

     (b) Except as described in the Registration Statement or Section 6.5(a), no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, any Group Member Agreement, the Northern Border Pipeline Partnership Agreement or the partnership relationship established hereby or thereby from engaging in other activities for profit, whether in the businesses engaged in by any Group Member or Northern Border Pipeline or anticipated to be engaged in by any Group Member, Northern Border Pipeline or otherwise, including, without limitation, in the case of any Affiliate of the General Partner, those businesses and activities described in or contemplated by Section 6.1(b)(i) and by the Registration Statement. Without limitation of and subject to the foregoing, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, including, without limitation, in the case of any Affiliate of the General Partner, business interests and activities of the type described in Section 6.1(b)(i), and none of the same shall constitute a breach of this Agreement, any Group Member Agreement or any duty to any Group Member or any Partners. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, the Northern Border Pipeline Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee (subject, in the case of the General Partner, to compliance with Section 6.5(a)), and such Indemnitees shall have no obligation to offer any interest in any such business ventures to any Group Member, Northern Border Pipeline, any Limited Partner or any other Person.

     (c) Subject to the terms of Section 6.5(a) and Section 6.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 6.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of the General Partner or of any Indemnitee for any such Persons to permit an Indemnitee (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Indemnitees shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Partnership.

     6.6 LOANS TO AND FROM THE GENERAL PARTNER; LOANS OR CONTRIBUTIONS FROM THE PARTNERSHIP OR GROUP MEMBERS.

     (a) The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member, in each case for such periods of time and in such amounts as the General Partner may determine; provided, however, that in either such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 6.6(a) and Section 6.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member.

     (b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner; provided, however, that the MLP may not charge the Partnership interest at a rate greater than the rate that would be charged to the Partnership (without reference to the financial abilities or guarantees of the General Partner), by unrelated lenders on comparable loans. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

     (c) The General Partner may permit the Partnership to enter into one or more agreements, in addition to the Services Agreement, with the General Partner and its Affiliates to render services to the Partnership or to the General Partner in the discharge of its duties to the Partnership. Any services rendered to the Partnership by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(c).

     (d) The General Partner may cause the Partnership to transfer assets to joint ventures, other partnerships, corporations, limited liability companies, or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

     (e) None of the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to the Conveyance Agreement and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.

     (f) The General Partner and its Affiliates will have no obligation to permit the Partnership, any other Group Member or Northern Border Pipeline to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

     (g) Without limitation of Sections 6.6(a) through 6.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

     6.7 INDEMNIFICATION.

     (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, that no indemnification pursuant to this Section
6.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Indemnity Agreement, any underwriting agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of any Group Member). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

     (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

     (c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under any underwriting agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

     (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     6.8 LIABILITY OF INDEMNITEES.

     (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in Partnership securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

     (b) Subject to its obligations and duties as set forth in Section 6.1, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

     (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

     (d) Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     6.9 RESOLUTION OF CONFLICTS OF INTEREST; STANDARDS OF CONDUCT AND MODIFICATION OF DUTIES.

     (a) Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval,
(ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner and each representative of the Partnership on the NBPL Management Committee (and the Conflicts Committee of the MLP in connection with the Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting or engineering practices or principles; and (D) such additional factors as the General Partner or representative of the Partnership on the NBPL Management Committee (and, if applicable, the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner or representative of the Partnership on the NBPL

Management Committee (or the Conflicts Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner or representative of the Partnership on the NBPL Management Committee, the resolution, action or terms so made, taken or provided by the General Partner or representative of the Partnership on the NBPL Management Committee with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation. If Special Approval is not sought and the General Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses
(i) or (ii) above, then it shall be presumed that, in making its decision, the General Partner acted in good faith, and in any proceeding brought by any Limited Partner or Assignee or by or on behalf of such Limited Partner or Assignee or any other Limited Partner or Assignee or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

     (b) Whenever the General Partner, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates, is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the MLP or any Limited Partner, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion"), or (iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the MLP Agreement, any other Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definition of Available Cash shall not constitute a breach of any duty of General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership, other than in the ordinary course of business. No borrowing by the Partnership or the MLP or the approval thereof by the general partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable the General Partner of the MLP to receive or increase the amount of Incentive Distributions (as such term is defined in the MLP Agreement). In order for a determination or other action to be in "good faith" for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must believe that the determination or other action is in, or not inconsistent with, the best interests of the Partnership.

     (c) Whenever the General Partner, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliate(s) causing it to do so, is entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner or Assignee, and the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. By way of illustration and not of limitation, whenever the phrase, "at the option of the General Partner," or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. The General Partner's organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if such General Partner is a limited liability company, stockholders, if such General Partner is a corporation, or the members or stockholders of such General Partner's general partner, if such General Partner is a partnership.

     (d) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of similar or related transactions.

     6.10 OTHER MATTERS CONCERNING THE GENERAL PARTNER.

     (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of the duly authorized officers of the Partnership or the General Partner and their duly appointed attorney or attorneys-in-fact.

     (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

     6.11 TITLE TO PARTNERSHIP ASSETS.

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of their Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

     6.12 -RELIANCE BY THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the Partnership authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     7.1 LIMITATION OF LIABILITY. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

     7.2 MANAGEMENT OF BUSINESS. No Limited Partner (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Partnership, General Partner or any of its Affiliates, in its capacity as such, if such Person shall also be a Limited Partner) shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Partnership, the General Partner or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

     7.3 RETURN OF CAPITAL. No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. No Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

     7.4 RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP. (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

          (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

          (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;

          (iii) to have furnished to him, upon notification to the Partnership, a current list of the name and last known business, residence or mailing address of each Partner;

          (iv) to have furnished to him, upon notification to the Partnership, a copy of this Agreement, the Services Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

          (v) to obtain true and full information regarding the amount of cash and description and statement of the Agreed Value of any other Capital Contribution by each

     Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

          (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

     (b) Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or Northern Border Pipeline or could damage the Partnership or Northern Border Pipeline or that the Partnership or Northern Border Pipeline is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates of the General Partner the primary purpose of which is to circumvent the obligations set forth in this Section 7.4).

                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

     8.1 RECORDS AND ACCOUNTING. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including, without limitation, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard disks, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

     8.2 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

                                   ARTICLE IX
                                   TAX MATTERS

     9.1 PREPARATION OF TAX RETURNS. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year of the Partnership, the tax information reasonably required by the Partners for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

     9.2 TAX ELECTIONS. (a) The General Partner shall cause the Partnership to make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination in its sole discretion that such revocation is in the best interests of the Limited Partners.

     (b) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

     9.3 TAX CONTROVERSIES. Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

     9.4 WITHHOLDING. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including, without limitation, by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash pursuant to Section 5.3 in the amount of such withholding from such Partner.

     9.5 OPINIONS OF COUNSEL. Notwithstanding any other provision of this Agreement, if the Partnership or Northern Border Pipeline is treated as an association taxable as a corporation at any time or is otherwise taxable for federal income tax purposes as an entity at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Partnership or Northern Border Pipeline to become so treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, such requirement for an Opinion of Counsel shall be deemed automatically waived.

                                   ARTICLE X
                              TRANSFER OF INTERESTS

     10.1 TRANSFER. (a) The term "TRANSFER," when used in this Article X with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner disposes of its Partnership Interest to another Person and includes a sale, assignment, gift, bequest, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

     (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article X. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article X shall be null and void.

     (c) Nothing contained in this Article X shall be construed to prevent a disposition by the parent entity of the General Partner of all of the issued and outstanding capital stock of such General Partner.

     10.2 TRANSFER OF A GENERAL PARTNER'S PERCENTAGE INTEREST. If the general partner of the MLP transfers its Percentage Interest as a general partner therein to any Person in accordance with the provisions of the MLP Agreement, the General Partner of the Partnership shall contemporaneously therewith transfer its General Partner Percentage Interest to such Person, and the Limited Partners hereby expressly consent to such transfer. Except as set forth in the immediately preceding sentence, a General Partner may not transfer all or any part of its Partnership Interest as a general partner in the Partnership.

     10.3 TRANSFER OF THE LIMITED PARTNER'S PARTNERSHIP INTEREST. If a Limited Partner merges, consolidates or otherwise combines into any other Person or transfers all or substantially all of its assets to another Person, such Person may become a Substituted Limited Partner pursuant to Article XI. Except for the transfers by the Initial Limited Partners of their Partnership Interests as limited partners in the Partnership to the Initial Substituted Limited Partner (as provided in the Conveyance Agreement) and except as set forth in the immediately preceding sentence, a Limited Partner may not transfer all or any part of its Partnership Interest as a limited partner or withdraw from the Partnership.

                                   ARTICLE XI
                              ADMISSION OF PARTNERS

     11.1 ADMISSION OF SUBSTITUTED LIMITED PARTNER. Any Person that is the successor in interest to a Limited Partner as described in Section 10.2 shall be admitted to the Partnership as a limited partner upon (a) furnishing to the General Partner (i) acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement and (ii) such other documents or instruments as may be required to effect its admission as a limited partner in the Partnership and (b) obtaining the consent of the General Partner, which consent may be withheld or granted in the sole discretion of the General Partner. Such Person shall be admitted to the Partnership as a limited partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

     11.2 ADMISSION OF SUCCESSOR GENERAL PARTNER. A successor General Partner approved pursuant to Section 12.1 or 12.2 or the transferee of or successor to all of a General Partner's Partnership Interest as a general partner in the Partnership pursuant to Section 10.2 who is proposed to be admitted as a successor General Partner shall, subject to compliance with the terms of Section 12.3, be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of such General Partner pursuant to Section 12.1 or 12.2 or the transfer of a General Partner's Percentage Interest pursuant to Section 10.2. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership without dissolution. In each case, the admission of such successor General Partner to the Partnership shall be subject to the execution by such successor General Partner of an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect such admission.

     11.3 ADMISSION OF ADDITIONAL LIMITED PARTNERS. (a) A Person (other than the General Partner or a Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

     (b) Notwithstanding anything to the contrary in this Section 11.3, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

     11.4 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, to prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to Section 1.4.

                                  ARTICLE XII
                        WITHDRAWAL OR REMOVAL OF PARTNERS

     12.1 WITHDRAWAL OF THE GENERAL PARTNER. (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "EVENT OF WITHDRAWAL");

          (i) the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

          (ii) the General Partner transfers all of its rights as General Partner pursuant to Section 10.2;

          (iii) the General Partner is removed pursuant to Section 12.2;

          (iv) the General Partner, in its capacity as a general partner of the MLP, withdraws from or is removed as a general partner of the MLP;

          (v) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this

     Section 12.1(a)(v); or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

          (vi) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

          (vii) a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of organization.

If an Event of Withdrawal specified in Section 12.1(a)(v), (vi) or (vii) occurs, the General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 12.1 shall result in the withdrawal of the General Partner from the Partnership.

     (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances:

          (i) the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; or

          (ii) at any time that the General Partner ceases to be a General Partner pursuant to Section 12.1(a)(ii).

If the General Partner gives a notice of withdrawal pursuant to Section 12.1
(a)(i) or an Event of Withdrawal of the type described in Sections 12.1(a)(v)-(vii) occurs, the Limited Partners may, prior to the effective date of such withdrawal, elect a successor General Partner; provided, however, that such successor shall be the same person, if any, that is elected pursuant to
Section 13.1 of the MLP Agreement as the successor to the General Partner in its capacity as a general partner of the MLP. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein, or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with
Section 13.1. Any successor General Partner elected in accordance with the terms of this Section 12.1 shall be subject to the provisions of Section 11.2.

     12.2 REMOVAL OF THE GENERAL PARTNER. The General Partner shall be removed if it is removed as a general partner of the MLP pursuant to Section 13.2 of the MLP Agreement. Such removal shall be effective concurrently with the effectiveness of the removal of the General Partner as a general partner of the MLP pursuant to the terms of the MLP Agreement. If a successor General Partner is elected in connection with the removal of the General Partner as a general partner of the MLP, such successor General Partner shall, upon admission pursuant to Article XI, automatically become a successor General Partner of the Partnership. The admission of any such successor General Partner to the Partnership shall be subject to the provisions of Section 11.2.

     12.3 INTEREST OF DEPARTING PARTNER AND SUCCESSOR GENERAL PARTNER. The Partnership Interest of a Departing Partner departing as a result of withdrawal or removal pursuant to Section 12.1 or 12.2 shall (unless it is otherwise required to be converted into Common Units pursuant to Section 13.3(b) of the MLP Agreement) be purchased by the successor to the Departing Partner for cash in the manner specified in the MLP Agreement. Such purchase (or conversion into Common Units, as applicable) shall be a condition to the admission to the Partnership of the successor as the General Partner.

     12.4 REIMBURSEMENT OF DEPARTING PARTNER. A Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to
Section 6.4, including, without limitation, any employee-related liabilities (including, without limitation, severance liabilities), incurred in connection with the termination of any employees employed by such Departing Partner for the benefit of the Partnership.

     12.5 WITHDRAWAL OF THE LIMITED PARTNER. Without the prior consent of the General Partner, which may be granted or withheld in its sole discretion, the Limited Partner shall not have the right to withdraw from the Partnership.

                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION

     13.1 DISSOLUTION. The Partnership shall not be dissolved by the admission of the Initial Limited Partners, the Initial Substituted Limited Partner, Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, or if a Person becomes a successor General Partner pursuant to Section 12.1 or 12.2, the Partnership shall not be dissolved and any remaining General Partner and/or such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 13.2) its affairs should be wound up, upon:

     (a) the expiration of its term as provided in Section 1.5;

     (b) an Event of Withdrawal of the General Partner as provided in Section 12.1(a) (other than Section 12.1(a)(ii)), unless a Person becomes a successor General Partner and an Opinion of Counsel is received as provided in Section 12.1(b) or 12.2 and such successor is admitted to the Partnership pursuant to
Section 11.2;

     (c) an election by the General Partner to dissolve the Partnership that is approved by the Limited Partners;

     (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

     (e) the sale of all or substantially all of the assets and properties of the Partnership; or

     (f) the dissolution of the MLP.

     13.2 CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER DISSOLUTION. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 12.1(a)(i) or (ii) and the failure to select a successor to such Departing Partner pursuant to Section 12.1 or 12.2, then within 90 days thereafter or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 12.1(a)(v), (vi) or (vii) and the failure to select a successor to such Departing Partner pursuant to Section 12.1 or 12.2, then within 180 days thereafter, the Limited Partners may elect to continue the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor general partner any remaining General Partner (if it desires to continue in such capacity) and/or a Person approved by the Limited Partners. In addition, upon dissolution of the Partnership pursuant to Section 13.1(f), if the business of the MLP is continued pursuant to Section 14.2 of the MLP Agreement, the Limited Partners may, within 180 days after such event of dissolution, elect to continue the Partnership in accordance with the immediately preceding sentence. Upon any such election by the Limited Partners, all Partners shall be bound thereby and shall be deemed to have approved same. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

          (i) the business of the Partnership shall continue until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this Article XIII;

          (ii) if the successor General Partner is not a former General Partner, or if the remaining General Partner does not desire to continue as the General Partner, then the interest of such former General Partner and/or such remaining General Partner shall be purchased by the successor General Partner or converted into Common Units as provided in Section 13.3(b) of the MLP Agreement; and

          (iii) the successor General Partner shall be admitted to the Partnership as the General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, that the right to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that
     (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor Northern Border Pipeline would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

     13.3 LIQUIDATION. Upon dissolution of the Partnership, unless the Partnership is continued under an election to continue the Partnership pursuant to Section 13.2, the General Partner or its designee, or if it fails to act, a liquidator or liquidating committee approved by the Limited Partners, shall be the Liquidator. The Liquidator (if other than the General Partner or its designee) shall be entitled to receive such compensation for its services as may be approved by the Limited Partners. The Liquidator shall agree not to resign at any time without 15 days' prior notice and (if other than the General Partner or its designee) may be removed at any time, with or without cause, by notice of removal approved by the Limited Partners. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the Limited Partners. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this
Article XIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner and the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 6.3(a)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

               (a) the payment to creditors of the Partnership, including, without limitation, Partners who are creditors, in the order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes; and

               (b) to all Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of this clause) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with the date of such occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b) (2)(ii)(g)); and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

     13.4 DISTRIBUTIONS IN KIND. Notwithstanding the provisions of Section 13.3, which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including, without limitation, those to Partners as creditors) and/or distribute to the Partners or to specific classes of Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.3, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     13.5 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the distribution of Partnership cash and property as provided in Sections 13.3 and 13.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken by the Liquidator.

     13.6 REASONABLE TIME FOR WINDING UP. A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.3 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

     13.7 RETURN OF CAPITAL. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

     13.8 NO CAPITAL ACCOUNT RESTORATION. No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

     13.9 WAIVER OF PARTITION. Each Partner hereby waives any right to partition of the Partnership property.

                                  ARTICLE XIV
                       AMENDMENT OF PARTNERSHIP AGREEMENT

     14.1 AMENDMENT TO BE ADOPTED SOLELY BY GENERAL PARTNER. Each Limited Partner agrees' that the General Partner (pursuant to its powers of attorney from the Limited Partners), without the approval of any Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

          (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

          (c) a change that, in the sole discretion of the General Partner, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that neither the Partnership nor Northern Border Pipeline will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

          (d) a change (i) that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect,
     (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act), compliance with any of which the General Partner determines in is sole discretion to be in the best interests of the Partnership and the Limited Partners or (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

          (e) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or their directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (f) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

          (g) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 15.3; or

          (h) any other amendments substantially similar to the foregoing.

     14.2 AMENDMENT PROCEDURES. Except with respect to amendments of the type described in Section 14.1, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner. Each such proposal shall contain the text of the proposed amendment. A proposed amendment shall be effective upon its approval by the Limited Partners.

                                   ARTICLE XV
                                     MERGER

     15.1 AUTHORITY. The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a limited liability company, general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("MERGER AGREEMENT") in accordance with this Article.


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

     15.2 PROCEDURE FOR MERGER OR CONSOLIDATION. Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

          (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

          (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "SURVIVING BUSINESS ENTITY");

          (c) The terms and conditions of the proposed merger or consolidation;

          (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interest are to receive in exchange for, or upon conversion of, their securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

          (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

          (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 15.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be stated in the certificate of merger); and

          (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

     15.3 APPROVAL BY LIMITED PARTNERS OF MERGER OR CONSOLIDATION. (a) The General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to the Limited Partners for their approval.


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

          (a) The Merger Agreement shall be approved upon receiving the affirmative vote of holders of a majority of the Limited Partner Partnership Interests.

          (b) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 15.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

     15.4 CERTIFICATE OF MERGER. Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

     15.5 EFFECT OF MERGER. (a) At the effective time of the certificate of merger:

          (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

          (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way, impaired because of the merger or consolidation;

          (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

          (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

     (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

                                  ARTICLE XVI
                               GENERAL PROVISIONS

     16.1 ADDRESSES AND NOTICES. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first-class United States mail or by other means of written communication to such Partner at the address of such Partner as shown on the records of the Partnership. Any notice to the Partnership or the General Partner shall be deemed given if received by the Chairman of the General Partner at the principal office of the Partnership designated pursuant to Section 1.3. The General Partner may rely and


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

shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

     16.2 REFERENCES. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

     16.3 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     16.4 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     16.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     16.6 INTEGRATION. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     16.7 CREDITORS. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

     16.8 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     16.9 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

     16.10 APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

     16.11 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        GENERAL PARTNER:

                                        ONEOK PARTNERS GP, L.L.C.


                                        By: /s/ DAVID KYLE
                                            ------------------------------------
                                            David Kyle
                                            Chairman and Chief Executive Officer


                                        LIMITED PARTNER:

                                        ONEOK PARTNERS, L.P.

                                        By: ONEOK Partners, GP, L.L.C.,
                                            as its General Partner


                                        By: /s/ DAVID KYLE
                                            ------------------------------------
                                            David Kyle
                                            Chairman and Chief Executive Officer


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